UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 9, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     MGM MIRAGE, a Delaware corporation (the “Company”), entered into Amendment No. 4 (“Amendment No. 4”) dated April 9, 2009, to that certain Fifth Amended and Restated Loan Agreement (the “Fifth Loan Agreement”), as previously amended by that certain Amendment No. 1 dated September 30, 2008 (“Amendment No. 1”), that certain Amendment No. 2 and Waiver dated March 16, 2009 (“Amendment No. 2”), and that certain Amendment No. 3 dated March 26, 2008 (“Amendment No. 3”; the Fifth Loan Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, collectively, the “Loan Agreement”), by and among the Company, MGM Grand Detroit, LLC, a Delaware limited liability company, as initial co-borrower, the lenders named in the signature pages thereto and Bank of America, N.A., as administrative agent. The Fifth Loan Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 were filed as an exhibit to the Company’s Current Report on Form 8-K dated October 10, 2006, an exhibit to the Company’s Current Report on Form 8-K dated September 30, 2008, an exhibit to the Company’s Current Report on Form 8-K dated March 16, 2009, and an exhibit to the Company’s Current Report on Form 8-K dated March 26, 2009, respectively, which Current Reports are incorporated herein by reference.
     Amendment No. 4 amended the dates upon which interest accrued on LIBOR loans is payable. Pursuant to Amendment No. 4, interest accrued on LIBOR loans will be payable monthly and on the last day of the related interest period. Amendment No. 4 also modified the Company’s ability to make additional investments in CityCenter Holdings, LLC (“CityCenter”). Pursuant to Amendment No. 4, the Company is permitted to make investments in CityCenter, within seven business days after April 8, 2009 and subject to certain conditions: (A) in an amount not to exceed the lesser of (i) the aggregate amount requested by CityCenter from the Company and Dubai World, including from their respective affiliates and (ii) $35 million, so long as Dubai World shall have made a corresponding investment in an equal amount; and (B) in an amount not to exceed the lesser of (i) the aggregate amount requested by CityCenter from the Company and Dubai World, including from their respective affiliates and (ii) $70 million, so long as Dubai World shall not have made a corresponding investment in an equal amount. No other future investments by the Company in CityCenter are permitted by the Loan Agreement, except up to $20 million to ensure public health, safety and welfare or regulatory compliance. The Company paid a customary amendment fee to the lenders party to the Loan Agreement in connection with the execution of Amendment No. 4.
     Certain of the lenders party to the Loan Agreement and their respective affiliates have in the past engaged in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they received customary fees, expense reimbursement or other payments.
     The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by Amendment No. 4 filed as Exhibit 10 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     As referenced in Amended No. 4, the CityCenter lenders have temporarily waived through April 29, 2009, certain defaults and potential defaults under City Center’s senior secured credit facility relating to required sponsor equity capital contributions to CityCenter. The Company intends to work with Dubai World, CityCenter and its lenders, and the Company’s lenders, to obtain necessary waivers or amendments prior to April 29, 2009, and to find a long-term solution for the financing of CityCenter. However, there can be no assurance that any such waiver, amendment or long-term solution will be available or that CityCenter will not determine to seek relief through a filing under the U.S. Bankruptcy Code.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

10	Amendment No. 4, dated April 9, 2009, to the Fifth Amended and Restated Loan Agreement dated as of October 3, 2006, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc. as Joint Book Managers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: April 15, 2009	By:	/s/ Troy E. McHenry
		Name:	Troy E. McHenry
		Title:	Vice President – Legal Affairs

INDEX TO EXHIBITS

No.	Description

10	Amendment No. 4, dated April 9, 2009, to the Fifth Amended and Restated Loan Agreement dated as of October 3, 2006, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc. as Joint Book Managers.